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Exhibit (11) - Statement Re:  Computation of Earnings Per Share

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COMPUTATION OF EARNINGS PER SHARE
Comerica Incorporated and Subsidiaries

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(In thousands, except per share data)

                                     Three Months Ended      Nine Months Ended
                                        September 30            September 30
                                     -------------------    -------------------
                                        1996        1995        1996       1995
                                     --------   --------    --------   --------
Primary:
  Average shares outstanding          110,481    114,629     114,685    116,207
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options         2,057      1,364       1,878        992
                                     --------   --------    --------   --------
    Primary average shares            112,538    115,993     116,563    117,199
                                     ========   ========    ========   ========

Net income                           $121,518   $105,302    $356,345   $306,856
Less preferred stock dividends          4,750          -       4,750          -
                                     --------   --------    --------   --------
Net income applicable to common
  stock                              $116,768   $105,302    $351,595   $306,856
                                     ========   ========    ========   ========

Primary net income per share            $1.04      $0.91       $3.02      $2.62

Fully diluted:
  Average shares outstanding          110,481    114,629     114,685    116,207
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options         2,310      1,472       2,373      1,490
                                     --------   --------    --------   --------
    Fully diluted average shares      112,791    116,101     117,058    117,697
                                     ========   ========    ========   ========

Net income                           $121,518   $105,302    $356,345   $306,856
Less preferred stock dividends          4,750          -       4,750          -
                                     --------   --------    --------   --------
Net income applicable to common
  stock                              $116,768   $105,302    $351,595   $306,856
                                     ========   ========    ========   ========
Fully diluted net income
  per share                             $1.04      $0.91       $3.00      $2.61

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